Exhibit 10.29
ASSIGNMENT
OF LEASE
AND
TEMINATION AND OPTION AGREEMENT

THIS ASIGNMENT OF LEASE AND TERMINATION AND OPTION AGREEMENT (this “Agreement”) is made this 30th day of December, 2005, by and between

LAUREATE PHARMA, INC., a Delaware corporation (“Assignor”), and DISCOVERY LABORATORIES, INC., a Delaware corporation (“Assignee”).

BACKGROUND

Assignor, as tenant, entered into a certain Agreement of Lease with Landlord, dated as of December 3, 2004, as amended by Amendment No. 1 to Lease between Landlord and Assignor (collectively, the “Lease”). Pursuant to the Lease, Tenant is occupying approximately 21,000 rentable square feet in the building located at 700 Union Boulevard, Totowa, New Jersey (the “Premises”), as more particularly described in the Lease, for a term currently expiring on December 3, 2014, unless sooner terminated pursuant to the terms of the Lease and the Termination And Option Agreement (as defined below). The Lease is hereby incorporated herein by this reference, and a copy of the Lease is attached hereto as Exhibit “A”.

In connection with the Lease, Assignor and Landlord have entered into a certain Termination and Option Agreement, dated December 3, 2004, as amended by Amendment No.1 to Termination And Option Agreement between Assignor and Landlord, dated the date hereof (collectively, the “Termination and Option Agreement”) pursuant to which Landlord is granted certain early termination option upon the payment to Assignor of certain early termination payments and Assignor is granted certain purchase options, as set forth more fully set forth in the Termination and Option Agreement.

Assignor, as seller, and Assignee, as buyer, entered into a certain Asset Purchase Agreement (the “APA Agreement”), pursuant to which Assignor agreed to sell and Buyer agreed to purchase certain assets more particularly described in the Agreement.

Pursuant to the APA Agreement, Assignor agreed to assign to Assignee all of Assignor’s right, title and interest in and to the Lease and the Termination and Option Agreement, and Assignee agreed to accept such assignment, on the terms and conditions more fully set forth herein.

Landlord has consented to the assignment of all of Assignor’s right, title and interest in and to the Lease and the Termination and Option Agreement, pursuant to that certain Consent to Assignment and Assumption, dated the date hereof between Landlord, Assignor and Assignee.

NOW, THEREFORE, Assignor and Assignee, in consideration of the mutual promises contained herein and in the Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, covenant and agree as follows:

1.     Assignment. Effective as of the Effective Date, Assignor hereby conveys, transfers, assigns and sets over unto Assignee all of Assignor’s right, title, interest and privilege as tenant in and to (i) the Lease and (ii) the Termination and Option Agreement, including, without limitation, the right to receive all Termination Payments (as defined therein) and the rights to exercise the Purchase Option (as defined therein) in accordance with the terms of the Termination and Option Agreement.

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2.     Assumption. Effective as of the Effective Date, Assignee hereby accepts the foregoing assignment of the Termination and Option Agreement from Assignor, and Assignee assumes all of the liabilities and obligations of the tenant under (i) the Lease and (ii) the Termination and Option Agreement accruing on and after the Effective Date.

3.     Further Assurances. Assignor and Assignee agree to cooperate in good faith in completing the transactions described herein, including executing further instruments of assignment as reasonably necessary.

4.     Effective Date. Assignor and Assignee acknowledge that this Agreement shall only be effective on the earliest date (the “Effective Date”) when each of the following shall have been accomplished:

(a)     Assignor and Assignee shall have executed and delivered this Agreement;

(b)     Settlement shall have been completed under the Agreement;

(c)     Assignor and Assignee and Landlord shall have executed and delivered the Consent to Assignment and Assumption, in form and substance acceptable to Landlord, Assignor and Assignee in their reasonable discretion.

5.     Miscellaneous.

(a)     This Agreement and the APA Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and may only be amended by an instrument in writing signed by the parties hereto. Neither the making nor the acceptance of this instrument shall enlarge, restrict or otherwise modify the terms of the APA Agreement or constitute a waiver or release by Seller or Buyer of any Liabilities, duties or obligations imposed upon either of them by the terms of the APA Agreement, including, without limitation, the representations and warranties and other provisions that the APA Agreement provides shall survive the Closing Date and the limitations on survival and remedies set forth in the APA Agreement.

(b)     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns;

(c)     This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to any choice of laws provisions which may direct the application of the laws of another jurisdiction; and

(d)     This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute but one and the same instrument.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, under seal, the day and year first above written.

ASSIGNOR: LAUREATE PHARMA, INC.

By:	/s/ Christopher J. Davis
Name: Christopher J. Davis
Title: Vice President and Treasurer

ASSIGNEE: DISCOVERY LABORATORIES, INC.

By:	/s/ David L. Lopez
Name: David L. Lopez, Esq., CPA
Title: Executive Vice President, General Counsel

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EXHIBIT A

Lease

MAIN TOC

Execution Copy

AGREEMENT OF LEASE

Dated as of December 3, 2004

between

NORWELL LAND COMPANY, Landlord

and

LAUREATE PHARMA, INC., Tenant

SAFEGUARD SCIENTIFICS, INC., Guarantor

TABLE OF CONTENTS

Page

ARTICLE 1 DEFINITIONS.....1

ARTICLE 2 DESCRIPTION.....4

ARTICLE 3 TERM.....4

ARTICLE 4 RENT.....4

ARTICLE 5 TAXES.....5

ARTICLE 6 EXPENSES.....5

ARTICLE 7 LANDLORD'S WORK.....6

ARTICLE 8 USE; PARKING.....6

ARTICLE 9 REPAIRS AND MAINTENANCE.....7

ARTICLE 10 ALTERATIONS AND IMPROVEMENTS.....8

ARTICLE 11 SERVICES.....8

ARTICLE 12 ELECTRICITY, GAS, WATER.....10

ARTICLE 13 INSURANCE; INDEMNITY.....10

ARTICLE 14 DESTRUCTION BY FIRE OR OTHER CASUALTY.....13

ARTICLE 15 CONDEMNATION.....13

ARTICLE 16 DEFAULT.....14

ARTICLE 17 ASSIGNMENT AND SUBLETTING.....17

ARTICLE 18 ENVIRONMENTAL MATTERS; AND QUIET POSSESSION.....19

ARTICLE 19 SUBORDINATION.....20

ARTICLE 20 ACCESS TO LEASED PREMISES.....20

ARTICLE 21 HOLDING OVER....21

ARTICLE 22 NOTICE....21

ARTICLE 23 APPLICABLE LAW AND CONSTRUCTION OF PROVISIONS....22

ARTICLE 24 SEVERABILITY....22

ARTICLE 25 AUTHORITY....22

ARTICLE 26 RELATIONSHIP OF PARTIES....22

ARTICLE 27 TRANSFER; RELEASE OF LANDLORD....23

ARTICLE 28 COUNTERPARTS....23

ARTICLE 29 SUCCESSORS....23

ARTICLE 30 ENTIRE AGREEMENT....23

ARTICLE 31 WAIVER OF JURY TRIAL....23

Schedule A LEASED PREMISES
Schedule B LAND
Schedule C EXPENSES AND TAXES

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AGREEMENT OF LEASE

This LEASE ("Lease") is made and entered into as of December 3, 2004, by and between NORWELL LAND COMPANY, a New York general partnership, having an address at One Stamford Forum Stamford, Connecticut 06901 ("Landlord") and LAUREATE PHARMA, INC. (formerly known as Biopharma Acquisition Company, Inc.), a Delaware corporation, having an address at 800 The Safeguard Building, 435 Devon Park Drive, Wayne, Pennsylvania 19087 ("Tenant").

W I T N E S S E T H :

For and in consideration of the covenants herein contained and upon the terms and conditions herein set forth, intending to be legally bound hereby, Landlord and Tenant agree as follows:

ARTICLE 1

DEFINITIONS

1.1 As used herein, the following terms shall have the following meanings:

(a) "Affiliate" means, with respect to a particular party, a Person or Persons controlling, controlled by or under common control with that party, as well as any officers, directors and majority-owned entities of that party and of its other Affiliates. For the purposes of the foregoing, ownership, directly or indirectly, of 20% or more of the voting stock or other equity interest shall be deemed to constitute control.

(b) "Associated Companies" means any corporation, partnership, limited liability company or other entity or combination thereof which directly or indirectly (a) owns or controls a party, (b) is owned or controlled by a party, or (c) is under common ownership or control with said party; the terms "control" and "controlled" meaning ownership of 20% or more, including ownership by trusts with substantially the same beneficial interests, of the voting and/or equity rights of such corporation, partnership, limited liability company or other entity or combination thereof or the power to direct the management of such corporation, partnership, limited liability company or other entity or combination thereof.

(c) "Base Rent" shall have the meaning specified in Section 4.1 herein.

(d) "Base Year" means (i) for Expenses, the twelve (12) month period ended July 31, 2004, and (ii) for Taxes, the twelve month period ended June 30, 2004.

(e) "Building" shall have the meaning specified in Section 2.1 herein.

(f) "Commencement Date" shall have the meaning specified in Section 3.1 herein.

(g) "Environmental Law" means all federal, state and local laws related to protection of the environment, natural resources, safety or health or the handling, use, recycle, generation, treatment, storage, transportation or disposal of Hazardous Materials, and any common law cause of action relating to the environment, natural resources, safety, health or the management of or exposure to Hazardous Materials;

(h) "Event of Default" shall have the meaning specified in Section 16.1 herein.

(i) "Expenses" means the actual costs and expenses incurred by Landlord during the Term in providing the services to be provided by Landlord under Section 11.1 herein, but excluding Taxes.

(j) "Expense Statement" means a reasonably detailed statement prepared by Landlord, or at its option, a third party, showing the calculation of Tenant's Expense Payment.

(k) "Fiscal Year" means (i) for Expenses, a twelve (12) month period ending July 31, and (ii) for Taxes, a twelve month period ending June 30.

(l) "Hazardous Materials" shall mean any hazardous, dangerous, explosive, radioactive, infectious or toxic substance, waste or material that is or becomes regulated by any local governmental authority, the State in which the Leased Premises are located (including any agency thereof) or the United States government (including any agency thereof), including, without limitation, asbestos, asbestos containing materials, polychlorinated biphenyls (PCBs), mercury, lead and/or lead-based paint, petroleum and petroleum by-products, chlorofluorocarbons (CFCs), carcinogens, infectious or radioactive biological or medical wastes, mold, yeast or fungi, and/or any material or substance that is now or hereafter: (i) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. § 1321) or the regulations promulgated thereunder, (ii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act (42 U.S.C. § 6903) or the regulations promulgated thereunder, or (iii) defined as a "hazardous substance" pursuant to Section 101 or 102 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 and § 9602) or the regulations promulgated thereunder (as each of the foregoing statutes and regulations may be amended from time to time), and/or any items or substances now or hereafter identified by or included within any of the foregoing general classifications.

(m) "Land" shall have the meaning specified in Section 2.1.

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(n) "Leased Premises" shall have the meaning specified in Section 2.1.

(o) "Master Tenant" means The P.F. Laboratories, Inc., a New Jersey corporation, its successors and assigns.

(p) "Person" means any natural person, corporation, partnership, proprietorship, association, joint venture, trust or other legal entity.

(q) "Rent" shall have the meaning specified in Section 4.2.

(r) "Structural Portions" shall have the meaning specified in Section 9.1.

(s) "Tax Statement" means an annual statement given to Tenant by Landlord, showing the calculation of Tenant's Tax Payment.

(t) "Taxes" means the aggregate of all real estate taxes, assessments (special or otherwise), and other charges (including business improvement district charges and payments in lieu of Taxes) of any authority assessed against all or any part of the Building, the Land and other improvements thereon. If the method of taxation is changed so that in lieu of, as an addition to or as a substitute for all or any part of such real estate taxes, assessments or charges, there is assessed any other tax, assessment or charge, including one based on rents received, all such taxes, assessments and charges shall be considered Taxes. Taxes shall not, however, include any franchise, gift, inheritance, estate, sales, transfer, general income or profit tax imposed on Landlord (unless it is considered part of Taxes pursuant to the preceding sentence). If in any year, including the Base Year there is any abatement, exemption or discount of Taxes (or any assessment or rate which comprises Taxes), the abatement, exemption or discount shall not be taken into account, and Taxes shall be determined as if there was no abatement, exemption or discount.

(u) "Tenant's Expense Payment" means Tenant's Share of the excess of Expenses for any Fiscal Year over Expenses for the Base Year.

(v) "Tenant's Share" means six (6) percent.

(w) "Tenant's Tax Payment" means Tenant's Share of the excess of Taxes for any Fiscal Year over Taxes for the Base Year.

(x) "Tenant's Termination Option" shall have the meaning specified in Section 3.2.

(y) "Term" shall have the meaning specified in Section 3.1.

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ARTICLE 2

DESCRIPTION

2.1 Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the premises (the "Leased Premises"), shown outlined in bold on the diagram attached hereto as Schedule A, which space is located in the building (the "Building") located on the land described in Schedule B (the "Land") having an address at 700 Union Boulevard, Totowa, New Jersey, at the Rent and on the other terms of this Lease. The parties agree that the Leased Premises contains approximately 21,000 square feet of space, and the Building contains approximately 311,000 square feet of space, all as shown on Laureate Sheet 1 and Laureate Sheet 2 taken from drawing PFL-A-1004 manually redated September 28, 2004.

ARTICLE 3

TERM

3.1 The term of this Lease (the "Term") shall commence on December 3, 2004 (the "Commencement Date") and shall end on December 3, 2014, unless this Lease shall sooner terminate as provided hereinafter.

3.2 Tenant shall have the option (the "Tenant's Termination Option") upon not less than twelve (12) months' prior written notice to Landlord, to terminate this Lease, effective on a date specified in such notice.

ARTICLE 4

RENT

4.1 Tenant shall pay to Landlord, in such money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the place specified in Article 22 hereof for the giving of notices to Landlord hereunder, or at such other place to such agent as Landlord may from time to time designate by notice to Tenant, a base rent in the amount of $150,000.00 per annum (the "Base Rent"). The Base Rent shall be in addition to and over and above all other payments to be made by Tenant hereunder and shall be paid in advance, in equal monthly installments of $12,500.00 on the first day of each calendar month. Base Rent for partial months shall be adjusted pro-rata.

4.2 All sums, other than Base Rent, payable by Tenant to Landlord under this Lease are considered additional rent, including without limitation, Tenant's Tax Payments and Tenant's Expense Payments. Base Rent and all additional rent are referred to herein as "Rent". Landlord's delay in rendering, or failure to render, any statement required to be rendered by Landlord for any Rent for any period shall not waive Landlord's right to render a statement or collect that Rent for that or any subsequent

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period. The rendering of an incorrect statement shall not waive Landlord's right to render a corrected statement for the period covered by the incorrect statement and collect the correct amount of Rent.

ARTICLE 5

TAXES

5.1 If Taxes for any Fiscal Year, all or any part of which falls within the Term, exceed Taxes for the Base Year, Tenant shall pay to Landlord, Tenant's Tax Payment within thirty (30) days following Tenant's receipt of a Tax Statement for that year. At Tenant's request, Landlord shall deliver to Tenant a copy of the relevant bill for Taxes. If Taxes for any Fiscal Year are less than Taxes for the Base Year, Tenant shall not be entitled to any payment or credit.

5.2 Landlord represents and warrants that Taxes for the Base Year were $429,409, as set forth in detail on Schedule C hereto, that such Taxes were paid on or before the date due and that there is no current appeal regarding the amount of such Taxes.

5.3 If the Commencement Date or the expiration date is a date other than the first or last day of a Fiscal Year, Tenant's Tax Payment for that Fiscal Year shall be apportioned according to the number of days of that Fiscal Year within the Term.

5.4 Tenant shall pay for any taxes assessed on Tenant's personal property.

ARTICLE 6

EXPENSES

6.1 If Expenses for any Fiscal year, all or any part of which falls within the Term, exceed Expenses for the Base Year, Tenant shall pay to Landlord, Tenant's Expense Payment within thirty (30) days following Tenant's receipt of the Expense Statement for that year. If Expenses for any such year are less than Expenses for the Base Year, Tenant shall not be entitled to any payment or credit.

6.2 If the Commencement Date or the expiration date is a date other than the first or last day of a Fiscal Year, Tenant's Expense Payment for that Fiscal Year shall be apportioned according to the number of days of that Fiscal Year within the Term.

6.3 Tenant shall have the right, at Tenant's expense, during normal business hours, on notice to Landlord, to examine, at Landlord's office within 150 miles of the Building (or at Landlord's option, the office of Landlord's managing agent or accountant within 150 miles of the Building, Landlord's books and records which are relevant to the determination of the Expenses for any Fiscal Year following the Base Year shown on any Expense Statement, provided (a) the examination is conducted on one or more dates mutually convenient for Landlord and Tenant and concluded within 365

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days following Tenant's receipt of the Expense Statement in question (if Landlord has provided Tenant with reasonable access during that period), (b) the person examining Landlord's books and records is not a person who is paid based in whole or in part on the amount of any reduction of the Tenant's Expense Payment resulting from the examination (and, prior to making an examination both Tenant and the person retained by Tenant to make the examination shall certify to Landlord that the person making the examination is not to be paid any sum based in whole or in part on the reduction of the Tenant's Expense Payment), and (c) any information obtained by Tenant or the person examining Landlord's books and records shall be kept confidential, except for disclosure to Tenant's legal counsel and other advisors and any independent person designated to resolve any dispute between Landlord and Tenant relating to a Tenant's Expense Payment or as required by any law.

6.4 Landlord represents and warrants that Expenses for the Base Year, as shown on Schedule C attached hereto, are $50,300. Tenant agrees that Expenses for the Base Year are not subject to audit.

ARTICLE 7

LANDLORD'S WORK

7.1 Landlord shall not be obligated to do any work to prepare the Leased Premises for Tenant's occupancy. Tenant accepts the Leased Premises in "as-is, where-is" condition.

ARTICLE 8

USE; PARKING

8.1 Tenant may use the Leased Premises for the purposes which the Leased Premises or the facility of Laureate Pharma, L.P. in Princeton, New Jersey are presently used by Laureate Pharma L.P., namely microparticle, protein, and monoclonal antibody cell line development, manufacturing, process development, formulation, purification and filling for use as medicine or diagnostics, as well as storage and office operations related to the foregoing activities. Tenant shall not use the facility for (a) penicillin or penicillin- based products, (b) anabolic steroid hormones, or (c) teratogenic compounds identified by the U.S. Food and Drug Administration as Pregnancy category X, as defined in 21 C.F.R. § 201.57(f)(6)(i)(e), or (d) as identified by Landlord in writing, has been shown in publicly available animal reproduction studies, or in investigations or studies or marketing experience to have an adverse effect on fetus consistent with FDA Pregnancy category X described above. Tenant further agrees that it shall not use the facility for the activities set forth in the first sentence of this Section 8.1 to manufacture (i) laxatives, (ii) iodine-based topical microbicides, (iii) cefditoren pivoxil, (iv) theophylline, (v) oxycodone, or (vi) morphine. Finally, Tenant shall not use any part of the Leased Premises as a vivarium.

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8.2 Should Tenant desire to introduce new purposes at the Leased Premises, Tenant shall give not less than sixty (60) days prior written notice to Landlord and Landlord shall within thirty (30) days of receipt thereof indicate whether Landlord approves or disapproves of such new purposes, such approval not to be unreasonably withheld, delayed or conditioned. Landlord shall base its decision to grant or withhold such approval on the following factors: competitive threat, security, compliance, economic impact, nature of activities in the balance of the site and any other reasonable factors. If Landlord fails to respond within such thirty (30) day period, Tenant's proposal shall be deemed approved. Tenant shall not use the Leased Premises in any manner so as to constitute a nuisance or cause cancellation of any fire insurance covering the Leased Premises, once Tenant has knowledge that it would cause such cancellation.

8.3 Landlord shall provide Tenant with twelve (12) parking spaces at or near the entrance of the Leased Premises. If Tenant hires additional employees necessitating additional parking spaces, Landlord shall provide up to an additional eight (8) spaces (a) should they become available on the existing blacktopped area because of the removal of trailers presently parked thereon, or (b) should Tenant wish to blacktop, at Tenant's sole cost and expense, land adjacent to the existing parking areas at a location mutually reasonably acceptable to Landlord and Tenant.

8.4 Tenant shall comply with all applicable governmental laws, ordinances, codes, rules and regulations applicable to or regulating Tenant's manner of use of the Leased Premises. Landlord shall comply with all applicable governmental laws, ordinances, codes, rules and regulations applicable to or regulating the condition of the Building and Landlord's manner of use of the balance of the Building.

ARTICLE 9

REPAIRS AND MAINTENANCE

9.1 Landlord shall, at Landlord's sole cost and expense, perform all necessary or appropriate maintenance, repairs and replacements to the utility services and Structural Portions of the Building, except for repairs made necessary by the misuse or neglect of Tenant or Tenant's agents. As used herein, the term "Structural Portions" means: the foundation, roof structural supports, structural steel, load bearing walls, loading docks, exterior walls, exterior windows, exterior doors, retaining walls and Building systems.

9.2 Tenant shall, at Tenant's sole cost and expense, keep and maintain the interior portions of the Leased Premises that are not Structural Portions in good condition and repair and make any other repairs to the Leased Premises that may be required due to the misuse or neglect of Tenant, so as to tender the Leased Premises to Landlord at the expiration or earlier termination of this Lease in substantially the same condition as at the Commencement Date except for normal wear and tear.

9.3 Except to the extent caused by Landlord's negligence or willful misconduct, Landlord shall have no liability to Tenant, there shall be no abatement of the

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Rent and there shall not be deemed to be any actual or constructive eviction of Tenant arising from Landlord performing any repairs or other work to any portion of the Building (including the Leased Premises or the Building systems). Landlord shall perform such repairs or other work in a manner which minimizes interference with the conduct of Tenant's business in the Leased Premises.

ARTICLE 10

ALTERATIONS AND IMPROVEMENTS

10.1 Except as provided below, Tenant shall make no changes in or to the Leased Premises of any nature without Landlord's consent, which consent shall not be unreasonably withheld, delayed or conditioned.

10.2 Subject to giving Landlord ten (10) days' prior written notice (with reasonable detail of the proposed change) and to the provisions of this Article 10, Tenant at Tenant's expense may make any changes, which do not adversely affect the Building systems, utility services or plumbing and electrical services, in or to the interior of the Leased Premises.

10.3 Trade fixtures and equipment either owned by Tenant or placed or installed upon or within the Leased Premises by Tenant and all severable improvements shall remain the personal property of Tenant and, unless otherwise agreed to by Landlord, shall be removed by Tenant upon the expiration or earlier termination of this Lease. If Tenant does not remove such personal property at such time, and there is not a prior written agreement with Landlord, Landlord shall have the right either to remove such personal property at Tenant's expense or retain such property in which case title to such property shall automatically pass to Landlord without further action by the parties . At the expiration of the Term or earlier termination of this Lease, Tenant shall repair any damage to the Leased Premises and leave the Leased Premises in substantially the same condition as the Leased Premises was delivered to Tenant on the Commencement Date, ordinary wear and tear and damage by casualty excepted.

10.4 Tenant agrees to indemnify, protect, defend and hold harmless Landlord from and against any and all liability for mechanics' liens or other liens and claims in connection with any construction by Tenant and shall, within thirty (30) days after notice from Landlord, bond or discharge any such liens or claims.

ARTICLE 11

SERVICES

11.1 Landlord shall furnish the following services and utilities during the Term:

(a) 24 hour security service with access to the Leased Premises as provided for in Article 20;

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(b) Shipping and receiving dock services;

(c) Non-hazardous process waste treatment and trash removal, and sanitary waste disposal;

(d) Ground cleanup and maintenance (outside only);

(e) Pest control (outside only);

(f) Fire and alarm services;

(g) Rescue Squad - fire and first aid;

(h) Snow and ice removal; and

(i) Monitoring devices for waste water discharged by Tenant into Master Tenant's treatment facilities.

11.2 Landlord shall have no obligation to provide to Tenant or the Leased Premises any services except as specifically set forth in this Lease. Landlord does not warrant that any Building system or service to be provided by Landlord, or any other systems or services which Landlord may provide (a) shall be adequate for Tenant's particular purposes or (b) shall be free from interruption or reduction. Building systems and services, including access, may be interrupted or reduced by reason of laws or repairs which are, in Landlord's judgment, necessary, in which event such interruption or reduction shall not (i) constitute an actual or constructive eviction, or a disturbance of Tenant's use of the Leased Premises, (ii) except as set forth in the next sentence, entitle Tenant to any compensation or abatement of the Rent, (iii) relieve Tenant from any obligation under this Lease, or (iv) impose any obligation or liability on Landlord. Notwithstanding the foregoing, if any of the services Landlord is obligated to supply under Section 11.1 are interrupted, and the interruption does not result from the negligence or willful misconduct of Tenant, Tenant shall be entitled to an equitable abatement of Rent. The abatement shall begin on the fourth consecutive day of the interruption or when Tenant stops using the Leased Premises because of the interruption, whichever is later, and shall end when the services are restored. During any such interruption, Landlord shall use commercially reasonable efforts to restore such services. Landlord shall maintain the Land, other than the Leased Premises, in a clean, safe and orderly condition.

11.3 Tenant acknowledges and agrees that Landlord shall have no obligation to provide, and Tenant, at Tenant's sole cost and expense, shall be responsible for obtaining the following:

(a) food services;

(b) rental of copier or other office equipment;

(c) telephone, computer and other telecommunications services;

(d) janitorial and cleaning services;

(e) mail services;

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(f) window washing;

(g) cooling;

(h) heat;

(i) biohazard and other hazardous waste disposal; and

(j) boiler maintenance services.

11.4 Landlord and Tenant recognize that the boiler servicing the Leased Space is in adjoining premises of Landlord, and Landlord and Tenant agree to cooperate with each other should Tenant wish to move such boiler to the Leased Space or connect such boiler to Tenant's power source in the Leased Premises. Any such move or connection shall be at Tenant's sole cost and expense. Tenant shall have access to such boiler to maintain and service it.

ARTICLE 12

ELECTRICITY, GAS, WATER

12.1 Landlord represents that electricity, gas and water are presently available at and to the Leased Premises, and that there are separate meters for the electricity and gas used in the Leased Premises. Landlord shall have no obligation to provide electricity, gas or water to Tenant or the Leased Premises. Tenant shall, at Tenant's expense (a) arrange for a separate water meter to measure the water used in the Leased Premises, (b) provide electricity, gas and water in the Leased Premises to Landlord, or Landlord's employees, agents or contractors performing any work in the Leased Premises, (c) maintain and promptly make all repairs, ordinary and extraordinary, to all components of the electricity, gas and water systems serving only the Leased Premises, including all meters, and (d) pay, as and when due, for electricity, gas and water used in the Leased Premises. Tenant shall not overload the electrical system serving the Leased Premises. If for any reason separate metering of any of these services cannot be maintained or achieved, Landlord will allocate costs based on usage and bill these costs to Tenant, and Tenant will pay such bill within thirty (30) days.

ARTICLE 13

INSURANCE; INDEMNITY

13.1 Landlord shall maintain or cause to be maintained fire and extended coverage insurance in respect of the Building and other improvements on the Land normally covered by such insurance (except for the property Tenant is required to cover with insurance under Section 13.2) for the benefit of Landlord and any other parties Landlord may at any time and from time to time designate, as their interests may appear, but not for the benefit of Tenant. The fire and extended coverage insurance will be in the amounts of the full replacement cost of the Building, provided that such coverage is commercially reasonably available. Landlord shall also maintain or cause to be maintained commercial general liability insurance in an amount not less than $5,000,000.

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Landlord may also maintain any other forms and types of insurance which Landlord shall deem reasonable in respect to the Building and Land. Landlord shall have the right to provide any insurance maintained or caused to be maintained by it under blanket policies.

13.2 Tenant shall maintain the following insurance: (a) comprehensive general public liability insurance in respect of the Leased Premises and the conduct and operation of business therein, with Landlord as an additional insured, with a combined single limit for bodily injury or death and property damage of not less than $5,000,000, and (b) fire and extended coverage insurance in respect of Tenant's stock in trade, fixtures, furniture, furnishings, removable floor coverings, equipment, and all other property of Tenant in the Leased Premises in any amounts required by any fee mortgagee but not less than 80% of the full insurable value of the property covered and not less than the amount sufficient to avoid the effect of the co-insurance provisions of the applicable policy or policies. Landlord may, after the expiration of the fifth Fiscal Year, require, on one occasion, that the combined single limit for the comprehensive general public liability insurance to be maintained by Tenant be increased so long as the increase is commercially reasonable. Tenant shall deliver to Landlord and to any additional insured certificates for such fully paid-for policies prior to the Commencement Date. Tenant shall procure renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord certificates therefor before the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility licensed to do business in New Jersey, and all such policies shall contain a provision whereby the same cannot be cancelled unless Landlord and any additional insured(s) are given at least 20 days' prior written notice of such cancellation. Upon request, Tenant will deliver duplicate originals of the actual policies to Landlord.

13.3 Tenant shall not do, permit or suffer to be done any act, matter, thing or failure to act in respect of the Leased Premises or use or occupy the Leased Premises or conduct or operate Tenant's business in any manner objectionable to any insurance company (provided Tenant is on notice of such objection) whereby the fire insurance or any other insurance then in effect in respect to the Land and Building or any part thereof shall become void or suspended or whereby any premiums in respect of insurance maintained by Landlord shall be higher than those which would normally have been in effect for the occupancy contemplated under Article 8. If Tenant breaches the provisions of this Section 13.3, in addition to all other rights and remedies of Landlord hereunder, Tenant shall (a) indemnify Landlord and the fee mortgagees and hold Landlord and the fee mortgagees harmless from and against any loss which would have been covered by insurance which shall have become void or suspended because of such breach by Tenant and (b) pay to Landlord any and all increases or premiums on any insurance.

13.4 Tenant shall indemnify and hold harmless Landlord and its respective directors, officers, agents, employees and invitees from and against any and all losses, claims, damages and liabilities (including without limitation, legal fees and other expenses as such fees and expenses are incurred) that arise out of, or are based upon, any actions, operations or other events occurring (a) in the Building to the extent caused by the acts, omissions or negligence of Tenant or any of its subtenants or licensees or its or

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their directors, officers, agents, employees, invitees or contractors, and (b) in the Leased Premises to the extent caused by the acts, omissions or negligence of a third party or force majeure.

13.5 Landlord shall indemnify and hold harmless Tenant, its directors, officers, agents, employees and invitees from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses as such fees and expenses are incurred), that arise out of, or are based upon, any actions, operations or other events occurring (a) in the Building to the extent caused by the acts, omissions or negligence of Landlord, and (b) in the Building (except for the Leased Premises) to the extent caused by the acts, omissions or negligence of a third party or force majeure.

13.6 Each party waives any right of recovery against the other party and releases all claims arising in any manner in its (the "Injured Party's") favor and against the other party for any loss or damage to the Injured Party's property (real or personal) located within or constituting a part of or all of the Building. The parties intend that such waiver and release apply to their respective insurers and act to waive any rights of subrogation that such insurers may have against the other party. This waiver and release apply to the extent the loss or damage is (1) covered by the Injured Party's insurance or (2) would be covered by the insurance the Injured Party is required to carry under this Lease, whichever is greater. The waiver and release also apply to each party's directors, officers, employees, shareholders and agents.

13.7 Notwithstanding anything to the contrary in this Lease, all indemnity obligations of Landlord and Tenant arising under this Lease, and all claims, demands, damages and losses assertable by Landlord and Tenant against the other in any suit or cause of action arising out of or relating to this Lease, the Leased Premises, the Building or the property on which the Building is located, or the use and occupancy thereof, are limited as follows:

(a) by the releases and waivers expressed herein, including, without limitation, the mutual releases and waivers of rights set forth in Section 13.6;

(b) all claims for indemnification and other recoveries shall be limited to direct, proximately caused damages and exclude all consequential and indirect damages, including, but not limited to, business loss or interruption, suffered by the party asserting the claim or seeking the recovery; and

(c) in the event that Landlord and Tenant (or the persons for whom they are liable as expressly set forth herein) are determined to be contributorily responsible for the indemnified injury or loss, each indemnitor's obligation is limited to the indemnitor's equitable share of the losses, costs or expenses to be indemnified against based on the relative culpability of each indemnifying person whose negligence or willful acts or omissions contributed to the injury or loss.

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ARTICLE 14

DESTRUCTION BY FIRE OR OTHER CASUALTY

14.1 If the Leased Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter set forth.

14.2 If the Leased Premises are damaged or rendered unusable by fire or other casualty, the damages thereto shall be repaired by Landlord at Landlord's expense and, unless caused by the negligence or willful misconduct of Tenant, with an abatement of rent until the Leased Premises become usable, provided, however, that if the cost of restoration of the Leased Premises shall exceed fifty (50) percent of the replacement value of the Leased Premises and the damage occurs within three (3) years of the expiration of the Term, then either Landlord or Tenant shall have the right to terminate this Lease within ninety (90) days of such casualty. If neither party terminates this Lease within ninety (90) days of such casualty, Landlord shall repair the damages to the Leased Premises at Landlord's expense.

14.3 If at any time during the Term the Building is damaged or rendered unusable by fire or other casualty, and if the Master Tenant ceases all of its manufacturing activities at the Building as a result of such fire or other casualty, Landlord shall have the right to terminate this Lease on ninety (90) days written notice to Tenant if the cost of restoration of the Building shall exceed fifty (50) percent of the replacement value of the Building. If Landlord does not have or does not exercise such right to terminate, the damages to the Leased Premises shall be repaired (with appropriate work to whatever portion of the Building is to remain so that such portion shall have a reasonable exterior appearance) by Landlord at Landlord's expense and, unless caused by the negligence or willful misconduct of Tenant, if the Leased Premises has been damaged, with an equitable abatement of rent until the Leased Premises becomes usable.

14.4 Upon any termination of this Lease pursuant to this Article, Tenant shall forthwith quit, surrender and vacate the Leased Premises without prejudice however, to Landlord's rights and remedies against Tenant under the Lease provisions in effect prior to such termination, and any Rent owing shall be paid up to such date of termination. The Rent shall be proportionately adjusted to the time of the casualty and thenceforth shall cease.

ARTICLE 15

CONDEMNATION

15.1 If as the result of a taking by condemnation or similar legal action of an authority all of the Leased Premises, or so much thereof as renders the Leased Premises wholly unusable by Tenant, is taken, (b) a portion of the Building or the Land is taken, resulting in Tenant no longer having reasonable access to or use of the Leased Premises, (c) all or substantially all of the Building or the Land is taken, or (d) a portion

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of the Building is taken resulting in Landlord's determination to demolish the Building, or (e) a portion of the Building is taken resulting in Landlord's determination that it is not commercially feasible for Landlord to continue operating at the Building, the Term shall expire on the date of the vesting of title. In that event, the Rent shall be apportioned as of the date of termination and any Rent paid by Tenant to Landlord for any period after that date shall be promptly refunded by Landlord to Tenant.

15.2 In the event of any such taking of all or any part of the Leased Premises, the Building or the Land, Landlord shall be entitled to receive the entire award. Tenant shall have no claim against Landlord or any authority for the value of the unexpired portion of the award. Tenant may, however, at Tenant's expense, make a separate claim to the appropriate authority for the value of Tenant's property and for moving expenses, provided such claim and award, if any, do not result in a reduction of the award which would otherwise be paid to Landlord.

15.3 If a taking does not result in the termination of this Lease (a) Landlord shall, at Landlord's expense, as soon as practicable, restore that part of the Leased Premises, the Building or the Land not taken, so that the Leased Premises are usable, and (b) from and after the date of the vesting of title, the Rent shall be reduced in the same proportion as the area of the Leased Premises, if any, which was taken.

ARTICLE 16

DEFAULT

16.1 Each of the following shall constitute an "Event of Default" by Tenant under this Lease:

(a) Tenant shall fail to timely pay Rent and shall fail to rectify such non-payment within ten (10) days after Tenant's receipt of notice thereof from Landlord;

(b) Tenant shall make an assignment for the benefit of creditors;

(c) Tenant shall file a petition or answer seeking reorganization or arrangement under any of the laws of the United States relating to bankruptcy or any other applicable statute and such petition is not discharged within sixty (60) days thereafter;

(d) An attachment or execution shall be levied upon Tenant's property or interest under this Lease, and shall not be satisfied or released within sixty (60) days thereafter;

(e) An involuntary petition in bankruptcy shall be filed against Tenant, or a receiver or trustee for all or any part of the property of Tenant shall be appointed by any court, and such petition shall not be withdrawn,

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dismissed or discharged, or such receiver or trustee removed, within ninety (90) days from the filing or appointment thereof; or

(f) Tenant shall default in the performance or observance of any other covenant, agreement, obligation, provision or condition to be kept or performed by Tenant under the provisions of this Lease and such default shall continue for thirty (30) days after Tenant's receipt of notice thereof from Landlord; provided, however, that if the nature of such default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter proceeds, in good faith, with such cure to completion.

16.2 If one or more of the foregoing Events of Default shall occur, then Landlord may, at Landlord's option, provide Tenant with ten (10) days notice of termination and enter the Leased Premises and again have, repossess and enjoy the same as if this Lease had not been made, and thereupon this Lease shall cease, terminate and be utterly void, without prejudice, however, to the right of Landlord to recover from Tenant all Rent due up to the time of entry.

16.3 If this Lease is terminated pursuant to Section 16.2 or Landlord re-enters or obtains possession of the Leased Premises by summary proceedings or any other legal action (which Landlord may do without further notice and without liability or obligation to Tenant or any occupant of the Leased Premises), all of the following provisions of this Section shall apply (in addition to any other applicable provisions of this Lease):

(a) Tenant (and all other occupants) shall vacate and surrender to Landlord the Leased Premises in accordance with this Lease.

(b) Landlord, at Landlord's option, may (i) relet the Leased Premises, or any portion of the Leased Premises, from time to time, in the name of Landlord, Tenant or otherwise, as determined by Landlord, to any person and on any terms, but Landlord shall have no obligation to relet the Leased Premises, or any portion of the Leased Premises, or to collect any rent (and the failure to relet the Leased Premises, or any portion of the Leased Premises, or to collect any rent shall not impose any liability or obligation on Landlord or relieve Tenant of any obligation or liability under this Lease), and (ii) make any changes to the Leased Premises as Landlord, in Landlord's judgment, considers advisable or necessary in connection with a reletting, without imposing any liability or obligation on Landlord or relieving Tenant of any obligation or liability under this Lease.

(c) Tenant shall pay Landlord all Rent payable to the date on which this Lease is terminated or Landlord re-enters or obtains possession of the Leased Premises.

(d) Tenant shall also pay to Landlord, as damages, any deficiency between (i) the aggregate Rent for the period which otherwise would have constituted the

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unexpired portion of the Term (conclusively presuming the additional rent for each year thereof to be the same as was payable for the year immediately preceding the termination, re-entry or obtaining of possession) and any expenses incurred by Landlord in connection with the termination, reentry or obtaining of possession, and the reletting of the Leased Premises, including all repossession costs, brokerage commissions, reasonable attorneys' fees and disbursements, alteration costs and other expenses of preparing the Leased Premises for reletting and (ii) the rents, if any, applicable to that period collected under any reletting of any portion of the Leased Premises. Tenant shall pay any deficiency in monthly installments on the days specified in this Lease for payment of installments of the Base Rent, and Landlord shall be entitled to recover from Tenant each monthly deficiency as the same arises. No suit to collect the deficiency for any month shall prejudice Landlord's right to collect the deficiency for any subsequent month. Tenant shall not be entitled to any rents payable (whether or not collected) under any reletting, whether or not those rents exceed the Rent.

(e) Landlord may recover from Tenant, and Tenant shall pay Landlord, on request, in lieu of any further deficiency pursuant to paragraph (d) of this Section (as liquidated damages) the amount by which (i) the unpaid Rent for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the additional rent for each year thereof to be the same as was payable for the year immediately preceding the termination, re-entry or obtaining of possession) exceeds (ii) the then fair and reasonable rental value of the Leased Premises, including the additional rent for the same period, both discounted to present value at the annual rate of interest publicly announced by JPMorgan Chase Bank, New York, New York (or any successor thereto) as its "base rate" on the date of the Event of Default in question, or such other term as may be used by JPMorgan Chase Bank from time to time for that rate (and if no longer publicly announced, then a similar rate selected by Landlord). If, before presentation of proof of liquidated damages, Landlord relets the Leased Premises or any portion of the Leased Premises for any period pursuant to a bona fide lease with an unrelated third party, the net rents payable in connection with the reletting shall be considered to be the fair and reasonable rental value for the Leased Premises or the portion of the Leased Premises relet during the term of the reletting. If Landlord relets the Leased Premises, or any portion of the Leased Premises, together with other space in the Building, the rents collected under the reletting and the expenses of the reletting shall be equitably apportioned for the purposes of this Section.

(f) Nothing contained in this Lease shall be considered to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages or otherwise by any Law, except as provided in Section 16.6 below.

16.4 If Tenant fails to pay, when due, for any repairs or improvements to the Leased Premises made by Tenant (to the extent that such repairs were the responsibility of Tenant hereunder), or if Tenant fails to pay any of the charges that Tenant is obligated to pay by the terms of this Lease, or if Tenant fails to make repairs that are Tenant's responsibility as herein provided, then in addition to all other remedies provided by this Lease, Landlord may, but is not obligated to, upon Tenant's failure to

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cure such default within thirty (30) days after Tenant's receipt of notice from Landlord that specifies the particular Event of Default complained of, pay any such charges and make such repairs, and the amount or amounts so paid or expended therefore shall become due and payable immediately upon demand by Landlord; and if Tenant shall not repay any such amount or amounts upon demand, said amount or amounts shall be added to, and become a part of, the Rent to be paid by Tenant.

16.5 The various rights and remedies given to or reserved by Landlord by this Lease, or allowed by law, shall be cumulative, and no delay or omission to exercise any of their rights shall be construed as a waiver of any default or Event of Default or acquiescence therein. No waiver by Landlord of any provision of this Lease shall be deemed for any purpose to be a waiver of any breach of any other provision hereof, nor of any continuing or subsequent breach of the same provision.

16.6 Notwithstanding anything to the contrary in this Lease, Landlord shall use commercially reasonable efforts to mitigate Landlord's damages (including, but not limited to, reletting the Leased Premises) following the occurrence of an Event of Default, provided that Landlord shall not be obligated to relet the Leased Premises prior to reletting any other available comparable space in the Building or to relet the Leased Premises for less than its then fair market rental value.

16.7 UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE ENTITLED TO INCIDENTAL, INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS) ARISING IN CONNECTION WITH THE DEFAULT OR BREACH OF ANY WARRANTIES OR OBLIGATION OF THE OTHER PARTY TO THIS TRANSACTION, OR ANY RELATED TRANSACTIONS, OR ANY DOCUMENTS OR SCHEDULES RELATED THERETO.

ARTICLE 17

ASSIGNMENT AND SUBLETTING

17.1 Except as provided in this Article, Tenant shall not, without Landlord's consent (a) assign (by operation of law or otherwise), encumber or otherwise transfer this Lease or any interest in this Lease, or (b) sublet or permit others to occupy all or any part of the Leased Premises. The transfer, redemption or issuance (by one or more transactions, including by way of merger or consolidation) of ownership interests of Tenant, or any direct or indirect parent of Tenant which results in fifty-one (51) percent or more of the ownership interests of that person being held by persons who did not hold 51% ownership interests on the Commencement Date, shall be considered an assignment of this Lease which requires Landlord's consent. Landlord's consent to an assignment, subletting or occupancy shall not relieve Tenant from any liability under this Lease or from obtaining Landlord's consent to any further assignment, subletting or occupancy.

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(d) if so requested by Landlord, the proposed assignee or subtenant agrees in writing to comply with the terms of that certain Employee Leasing Agreement dated as of the date hereof between The P.F. Laboratories, Inc. and Tenant and that certain collective bargaining agreement between The P.F. Laboratories, Inc. and Local 825, International Chemical Workers Union Council of the United Food & Commercial Workers International Union (the "CBA"); and

17.3 Tenant shall be responsible for any act or omission of any assignee or subtenant (or anyone claiming through any assignee or subtenant) which violates this Lease, and that violation shall be considered a violation by Tenant.

17.4 Tenant shall pay Landlord, within 15 days following payment to Tenant, 100% of (a) all sums and other consideration in connection with an assignment, after Tenant recovers therefrom all reasonable costs incurred by Tenant in connection with that assignment which have been paid or are then due and payable and (b) the excess, if any, of the rents, additional charges or other consideration in connection with a sublease over the Rent allocable to the subleased premises (which Rent shall be allocated equally throughout the Leased Premises) accruing during the term of that sublease after Tenant recovers therefrom all reasonable costs incurred by Tenant in connection with that sublease which have been paid or are then due and payable.

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17.5 Tenant may, without Landlord's consent and without complying with Section 17.1, assign this Lease or sublet all or any part of the Leased Premises to any Affiliate of Tenant, provided that (a) the conditions in paragraphs (a) through (d) of Section 17.2 are complied with and, (b) Landlord is given an executed original of all related documents, including an original assignment (with an assumption signed by the assignee) or sublease, and proof reasonably satisfactory to Landlord of the requisite control.

ARTICLE 18

ENVIRONMENTAL MATTERS

18.1 Tenant shall conduct its operations and other activities at the Leased Permises in compliance with all applicable laws, including Environmental Laws. Tenant further agrees to use, handle, generate, store and dispose of Hazardous Materials in compliance with Environmental Laws.

18.2 Tenant shall indemnify, protect, defend and save Landlord, its directors, officers, agents, employees and invitees harmless from and against any and all claims, liability, damages, fines, penalties, losses, costs and expenses (including reasonable attorneys' fees) related to, arising out of, or directly or indirectly attributable to, violations of or noncompliance with or obligations under Environmental Laws caused by or due to the actions, omissions or obligations of the Tenant, its directors, officers, agents, employees and invitees or the presence, use, generation, storage, release or disposal of Hazardous Materials in, on, under or about the Leased Premises, but only if and to the extent that such Hazardous Materials were brought to or generated at the Leased Premises by Tenant, its directors, officers, agents, employees and invitees during the Term or otherwise used, stored, released or disposed of by the Tenant, its directors, officers, agents, employees and invitees during the Term. Tenant shall upon execution hereof, and within ten days of any new materials being introduced, furnish Landlord with a complete set of "Material Safety Data Sheets" for all materials used in the Leased Premises.

18.3 To the extent solely arising or occurring on or after the Commencement Date, Landlord shall indemnify, protect, defend and save Tenant, its directors, officers, agents, employees and invitees harmless from and against any and all claims, liability, damages, fines, penalties, losses, costs and expenses (including reasonable attorneys' fees) related to, arising out of, or directly or indirectly attributable to, violations of or noncompliance with or obligations under Environmental Laws caused by or due to the actions, omissions or obligations of the Landlord, its directors, officers, agents, employees and invitees or the presence, use, generation, storage, release or disposal of Hazardous Materials in, on, under or about the Building or the Land, except to the extent that such Hazardous Materials were brought to or generated at the Building or the Land by Tenant, its directors, officers, agents, employees and invitees during the Term or otherwise used, stored, released or disposed of by Tenant its directors, officers, agents, employees and invitees during the Term. This section shall not apply to any

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environmental conditions existing in, on, under or about the Building or the Land on or before the Commencement Date.

18.4 Tenant agrees to cooperate on any and all Hazardous Materials claims brought against the Master Tenant or the Landlord, and the Master Tenant or the Landlord, as the case may be, shall prevail in the event that any dispute with respect thereto occurs.

ARTICLE 19

SUBORDINATION

19.1 Landlord represents and warrants that there are no mortgages encumbering the Land or the Building, and Tenant agrees that this Lease shall be subject and subordinate to any first mortgage placed on the fee by Landlord and to all ground or underlying leases which may now or hereafter affect such leases or the real property of which the Leased Premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages provided that Tenant receives a non-disturbance agreement in commercially reasonable form and substance from the holder of any such future mortgage or underlying lease. Tenant acknowledges that it has received from Landlord a copy of Commitment for Title Insurance No. S040569 dated July 23, 2004, issued by Commonwealth Land Title Insurance Company. Landlord represents and warrants that it has paid third quarter taxes for 2004, even though such taxes are shown as unpaid on the aforesaid title commitment.

ARTICLE 20

ACCESS TO LEASED PREMISES

20.1 Landlord shall have the right of access to the Leased Premises (i) for the limited purpose of examination and inspection, making repairs, alterations or improvements to the extent required or permitted herein, or exercising any of the rights of Landlord under this Lease and (ii) to show it to prospective purchasers and mortgagees or to prospective tenants. Any such visit by Landlord shall be made at reasonable times during Tenant's normal business hours upon reasonable prior notice to Tenant. Any such visit shall be conducted in a manner as to minimize disruptions to the operation of the Tenant.

20.2 Tenant shall have the right of access to the Land and the portion of the Building not constituting the Leased Premises for the limited purpose of making repairs or improvements to any mechanical or other physical systems at the Land and the Building that are used, in whole or in part, by the Tenant in the conduct of its activities at the Leased Premises. Tenant agrees that all such access may be supervised by Landlord, with the cost of such supervision to be paid by Tenant, and that any CBA work must be done by leased or CBA employees.

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ARTICLE 21

HOLDING OVER

21.1 If Tenant shall, after the expiration of the Term of this Lease or any renewal or extension thereof, continue to occupy or remain in the Leased Premises without a written agreement having been entered into, any such holding over shall be deemed at sufferance but otherwise subject to all of the terms, conditions and covenants of this Lease to the extent they remain applicable, except that the Base Rent shall be increased to $25,000 per month for the first three (3) months, and $37,500 per month thereafter.

ARTICLE 22

NOTICE

22.1 Whenever this Lease calls for any request, notice, consent, approval or demand to be given or served on either party to this Lease, such request, notice, consent, approval or demand shall be in writing, shall specifically reference the date of this Lease, the name of the original Landlord, the name of the current Landlord and the address of the Leased Premises and shall be delivered (a) personally or (b) by "next day" courier service, addressed as follows:

To Landlord:	Norwell Land Company One Stamford Forum Stamford, Connecticut 06901 Attn: General Counsel
with copy to:	H. Hedley Stothers, Jr. Chadbourne & Parke LLP 30 Rockefeller Plaza New York, NY 10112
To Tenant:	Laureate Pharma, Inc. 700 Union Boulevard Totowa, New Jersey 07512 Attn: Christopher J. Davis
with copy to:	Safeguard Scientifics, Inc. 800 The Safeguard Building 435 Devon Park Drive Wayne, Pennsylvania 19087 Attn: Christopher J. Davis

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or elsewhere, as the respective parties may from time to time designate in writing. All notices shall be deemed given when received.

ARTICLE 23

APPLICABLE LAW AND CONSTRUCTION OF PROVISIONS

23.1 This Lease shall be governed by and construed under the laws of the State of New Jersey. The captions used in this Lease are for convenience only and do not in any way modify, limit or amplify the terms and provisions hereof. The language in all parts of this Lease shall in all cases be construed according to its fair meaning and not strictly for or against either Landlord or Tenant, and the construction of this Lease and any of its various provisions shall be unaffected by any argument or claim, whether or not justified, that it has been prepared, wholly or in substantial part, by or on behalf of either Landlord or Tenant.

ARTICLE 24

SEVERABILITY

24.1 Any provision of this Lease that proves to be invalid, void or illegal shall in no way affect, impair, or invalidate any other provision(s) hereof, and such other provision(s) shall remain in full force and effect.

ARTICLE 25

AUTHORITY

25.1 Each individual executing this Lease hereby represents and warrants that (a) the entity on whose behalf such individual is executing this Lease is duly formed and validly existing, (b) the entity on whose behalf such individual is executing this Lease has full right and authority to enter into this Lease, and (c) such individual is duly authorized to execute this Lease on behalf of such entity.

ARTICLE 26

RELATIONSHIP OF PARTIES

26.1 The relationship between Landlord and Tenant created hereunder shall be that of Landlord and Tenant and nothing shall be construed as creating any joint venture or partnership.

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ARTICLE 27

TRANSFER; RELEASE OF LANDLORD

27.1 In the event of a transfer or lease of the Building the transferor or Landlord shall be and hereby is relieved of all obligations and liabilities of Landlord under this Lease accruing after the effective date of the transfer or lease, provided the transferee or tenant has assumed Landlord's obligations and liabilities under this Lease effective from and after the effective date of the transfer or lease.

ARTICLE 28

COUNTERPARTS

28.1 This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.

ARTICLE 29

SUCCESSORS

29.1 This Lease shall bind and inure to the benefit of the parties hereto, their respective successors, permitted assigns, heirs, executors and administrators, subject to the provisions herein.

ARTICLE 30

ENTIRE AGREEMENT

30.1 This Lease contains the entire agreement between the parties hereto relating to the Leased Premises, and supersedes all prior agreements, and shall not be modified in any manner except by an instrument in writing executed by the parties or their respective successors in interest.

ARTICLE 31

WAIVER OF JURY TRIAL

31.1 LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF THIS LEASE.

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ARTICLE 32

QUIET POSSESSION

32.1 Landlord warrants and agrees that Tenant, on paying the Rent and on keeping, observing, and performing all other terms, conditions, and provisions herein contained on the part of Tenant to be kept, observed, and performed, shall, during the Term peaceably and quietly have, hold and enjoy the exclusive use of the Leased Premises without hindrance, disturbance or ejectment from anyone.

[Signature Page Follows]

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ARTICLE 32

QUIET POSSESSION

32.1 Landlord warrants and agrees that Tenant, on paying the Rent and on keeping, observing, and performing all other terms, conditions, and provisions herein contained on the part of Tenant to be kept, observed, and performed, shall, during the Term peaceably and quietly have, hold and enjoy the exclusive use of the Leased Premises without hindrance, disturbance or ejectment from anyone.

[Signature Page Follows]

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[Signature Page to Agreement of Lease]

LANDLORD:

By: Howard R. Udell
Name: HOWARD R. UDELL
Title: VICE PRESIDENT and ASSISTANT SECRETARY

AMENDMENT NO. 1 TO AGREEMENT OF LEASE

This AMENDMENT NO. 1 TO AGREEMENT OF LEASE ("Amendment") is made and entered into as of December 30, 2005 by NORWELL LAND COMPANY, a New York general partnership (“Landlord”) and LAUREATE PHARMA, INC. (formerly known as Biopharma Acquisition Company, Inc.), a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Agreement of Lease, dated as of December 3, 2004 (the “Agreement”);

WHEREAS, Tenant and Discovery Laboratories, Inc. (“Assignee”) are parties to that certain Asset Purchase Agreement, dated as of December 27, 2005 (the “Asset Purchase Agreement”), pursuant to which, among other things, Tenant will assign the Agreement to Assignee and Assignee will assume Tenant’s obligations under the Agreement, and it is a condition to the consummation of the transaction contemplated by the Asset Purchase Agreement that Landlord consent to the assignment of the Agreement (the “Landlord Consent”); and

WHEREAS, Landlord and Tenant desire to enter into this Amendment to amend certain portions of the Agreement.

NOW, THEREFORE, in consideration of the mutual premises and promises set forth herein, the parties hereto intending to be legally bound, hereby agree and provide as follows:

1.  Capitalized Terms. Capitalized terms used herein and not defined shall have the meaning ascribed to them in the Agreement.

2.  Amendment to Section 17.2. If Landlord delivers the Landlord Consent, then, from and after the Effective Date of the Landlord Consent, Section 17.2 of the Agreement shall, without further act or deed, be amended and restated in its entirety as follows:

“17.2 If Tenant desires to sublet all or part of the Leased Premises or assign this Lease, Tenant shall give Landlord notice of Tenant’s desire, accompanied by (i) a reasonably detailed description of the proposed assignee or subtenant and its principals, the nature of its business and its proposed use of the Leased Premises, and (ii) current financial information with respect to the proposed assignee or subtenant, including most recent financial statements (and Tenant shall promptly deliver to Landlord such additional information as Landlord reasonably requests). Landlord’s consent to the proposed assignment or sublease shall not be unreasonably withheld, conditioned or delayed if:

(a)	there is then no uncured Event of Default by Tenant under the Lease;

(b)	the proposed assignee or subtenant shall use the Leased Premises for the permitted uses under the Lease, and for no other purpose;

(c)
the proposed assignee or subtenant is not engaged in the research, development, manufacturing or sale of products for the treatment of pain, provided that such products compete with products being researched, developed, manufactured or sold by Master Tenant or an Affiliate of Master Tenant; and

(d)	Tenant reimburses Landlord for any reasonable costs that Landlord incurs in connection with the assignment or sublease, including reasonable attorneys’ fees and disbursements.

If approved by Landlord, Tenant shall provide a copy of the assignment or sublease, as applicable, to Landlord, promptly after the same is executed.”

3.  Amendment to Section 22.1. If Landlord delivers the Landlord Consent, then, from and after the Effective Date of the Landlord Consent, Section 22.1 of the Agreement shall, without further act or deed, be amended by deleting the notice addresses of Tenant in their entirety and substituting therefor the following:

To Tenant:	Discovery Laboratories, Inc. 700 Union Boulevard Totowa, New Jersey 07512 Attn: Jerry Orehostky, Vice President

Withcopy to:	Discovery Laboratories, Inc. 2600 Kelly Road Warrington, Pennsylvania 18976-3646 Attn: David L. Lopez, SVP and General Counsel
4.  Effect of Amendment. This Amendment shall be effective as of the date hereof. Except as amended herein, the Agreement shall remain in full force and effect. To the extent of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control. From the date hereof, any reference to the Agreement shall be a reference to the Agreement as amended by this Amendment.

5.  Counterparts. This Amendment may be executed in one or more counterparts (including by facsimile), each of which shall be deemed an original, and all such counterparts shall constitute a single instrument.

[SIGNATURE PAGE FOLLOWS]

[Signature Page to Amendment No. 1 to Agreement of Lease]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment the day and year first above written.

TENANT: LAUREATE PHARMA, INC.

By:	/s/ Christopher J. Davis
Name: Christopher J. Davis Title: Vice President and Treasurer

LANDLORD: NORWELL LAND COMPANY
By:	Connecticut Avenue Realty Co., Inc., its managing general partner

By:	/s/ Howard R. Udell
Name: Howard R. Udell Title: VP and Assistant Secretary

EXHIBIT B

Termination and Option Agreement

MAIN TOC

Execution Copy

TERMINATION AND OPTION AGREEMENT

WITNESSETH:

For and in consideration of the covenants herein set forth, and intending to be legally bound hereby, Landlord and Tenant hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1 "Closing Date" shall have the meaning specified in Section 3.4.

1.2 "FMV" shall have the meaning specified in Section 3.1.

1.3 "Historical Revenue" shall mean the revenue realized by Tenant from its operations at the Leased Premises during the twelve calendar month period immediately preceding the Termination Notice Date, which shall equal the sum of (i) the revenues received during such period from Persons which are not Affiliates of Tenant, or from Affiliates of Tenant pursuant to arm's length transactions with Tenant, plus (ii) the value of the services that Tenant has performed during such period for its internal purposes, or for any of its Affiliates with which it deals other than on an arm's length basis, which shall be calculated on the basis of the standard hourly rates charged by the Tenant to third Persons applicable for the personnel by whom such services are performed.

1.4 "Landlord's Termination Option" shall have the meaning specified in Section 2.1

1.5 "Lease" means the Agreement of Lease of even date herewith between Landlord and Tenant.

1.6 "Person" means any natural person, corporation, partnership, proprietorship, association, joint venture, trust or other legal entity.

1.7 "Projected Revenue" shall mean the revenue projected to be realized by Tenant from its operations at the Leased Premises during the twelve calendar month period immediately succeeding the Termination Notice Date, which shall equal the sum of (i) the revenues expected to be received during such period from Persons which are not Affiliates of Tenant, or from Affiliates of Tenant pursuant to arm's length transactions with Tenant, in each case pursuant to binding commitments to purchase goods or services in existence on the Termination Notice Date, plus (ii) subject to adjustment pursuant to Section 2.1(d), the value of the services that Tenant expects to perform during such period for its internal purposes, or for any of its Affiliates with which it deals other than on an arm's length basis, which shall be calculated on the basis of the standard hourly rates charged by the Tenant to third Persons applicable for the personnel by whom such services are performed.

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1.8 "Purchase Option" shall have the meaning specified in Section 3.1.

1.9 "Termination Date" shall have the meaning specified in Section 2.1.

1.10 "Termination Notice" shall have the meaning specified in Section 2.1.

1.11 "Termination Notice Date" shall have the meaning specified in Section 2.1.

1.12 "Termination Payment" shall have the meaning specified in Section 2.1.

1.13 "Viable" shall have the meaning specified in Section 2.1(c).

1.14 All capitalized terms used and not defined herein shall have the meanings given to such terms in the Lease.

ARTICLE 2

TERMINATION OPTIONS

2.1 If the Master Tenant ceases or has made a decision to cease all its manufacturing activities at the Building and has so advised Landlord in writing, Landlord shall have the option (the "Landlord's Termination Option") at any time thereafter, on notice (the "Termination Notice") to Tenant as hereinafter provided, to terminate the Lease effective on a date (the "Termination Date") specified in the Termination Notice; provided that the Termination Date may not be earlier than the later of (a) two years after the date of the Termination Notice and (b) the fifth anniversary of the Commencement Date. The date on which the Tenant receives the Termination Notice is referred to herein as the "Termination Notice Date"; provided, however, that if a Termination Notice is delivered prior to the third anniversary of the Commencement Date, for all purposes of this Agreement, such Termination Notice shall be deemed to have been delivered on such third anniversary. If Landlord exercises such option, Tenant has timely vacated the Leased Premises on or before the Termination Date, and Tenant has not exercised the Purchase Option, Landlord shall pay to Tenant, within sixty (60) days after the Termination Date, a payment (the "Termination Payment") in an amount as follows:

Termination Date	Amount of Payment
On or after December 3, 2009 and through December 3, 2010	$8,000,000
On or after December 3, 2010 and through December 3, 2011	$6,000,000
On or after December 3, 2011 and through December 3, 2012	$4,000,000
On or after December 3, 2012 and through December 3, 2013	$2,000,000
On or after December 3, 2013 and through December 3, 2014	$0

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Leased Premises for which Tenant has presented Landlord reasonable supporting documentation including evidence that any relocated equipment will be actively used in a continuing business operated by Tenant.

(d) The Final Viability Data shall become final and binding upon Landlord and Tenant unless, within fifteen (15) days following the submittal thereof to Landlord, Landlord notifies Tenant of its objection thereto in writing (the "Objection Notice"). If Landlord so notifies Tenant of its objection to the Final Viability Data, Landlord and Tenant shall negotiate in good faith to resolve any differences. If, within fifteen (15) days following the receipt of the Objection Notice by Landlord, any of such differences have not been resolved, Landlord and Tenant shall submit the dispute to an independent auditor reasonably acceptable to both parties. In the event the parties cannot agree upon an independent auditor within fifteen (15) days, either of the parties upon written notice to the other party hereto may request such appointment by a court having jurisdiction. Such independent auditor's opinion thereon and the resulting Final Viability Data shall be final, binding, and not subject to any appeal. The fees and expenses of such independent auditor in connection with any such resolution shall be paid one-half by Landlord and one-half by Tenant. Landlord's obligation to pay the Termination Payment shall be postponed to the date that is two (2) business days after the final determination rendered by such independent auditor.

(e) If Landlord exercises Landlord's termination right provided for in Article 14.3 of the Lease, Landlord shall pay the Termination Payment to Tenant, provided, however, that (i) the Termination Date shall be deemed to be the termination date of the Lease stated in Landlord's notice of termination given pursuant to said Article 14.3, and (ii) the Termination Payment shall be net of any insurance recoveries paid to Tenant or its Affiliates in connection with the fire or other casualty. Except as otherwise expressly contemplated by Article 13 of the Lease and as described below, Tenant shall not have any obligation to obtain insurance coverage or otherwise mitigate its damages resulting from a fire or other casualty. Tenant agrees to use commercially reasonable efforts to exercise its rights under insurance carried by it from which recoveries may be obtained in connection with any fire or other casualty giving rise to Landlord's right to terminate the Lease, the parties hereby agreeing that such efforts shall not include the obligation to litigate to obtain a recovery from an insurance carrier.

ARTICLE 3

PURCHASE OPTION

3.1 In the event that Landlord exercises the Landlord's Termination Option and the Termination Date is on or before December 3, 2013, Tenant shall have the option to purchase (the "Purchase Option") all of Landlord's right, title and interest in the Building and the Building systems, the Land, the other improvements thereon and appurtenances thereto (collectively, the "Option Property").

3.2 If Tenant exercises the Purchase Option, the purchase price shall be paid on the Closing Date, by electronic wire transfer of immediately available funds pursuant to

1-PH/2106480.2

wiring instructions given to Tenant at least two (2) business days prior to the Closing Date. The purchase price shall equal the fair market value of the Option Property ("FMV") as of the Termination Date, as determined by Landlord and Tenant within thirty (30) days of Landlord's exercise of Landlord's Termination Option or, in the absence of agreement, as provided in Section 3.9 below.

3.3 If Tenant elects to exercise the Purchase Option, Tenant must give notice of such exercise to Landlord within the later of (i) one hundred twenty (120) days after the date on which Tenant receives the Termination Notice and (ii) thirty (30) days after the date on which the purchase price for the Option Property is determined. Delivery of an exercise notice by Tenant shall vitiate the obligation of Landlord to make any payment under Section 2.1 unless Landlord defaults in closing.

3.4 If Tenant exercises the Purchase Option, the closing of the purchase shall take place on the Termination Date or such earlier date on which the parties may agree (the "Closing Date"). Tenant's notice of exercise shall be accompanied by a deposit, on account of the purchase price, equal to 10% thereof.

3.5 (a)If Landlord defaults in its obligation to sell the Option Property in accordance with the terms hereof following Tenant's exercise of the Purchase Option, Tenant's sole remedy against Landlord by reason thereof shall be (i) to bring an action seeking specific performance of Landlord's obligation to sell the Option Property as herein provided, the parties acknowledging that specific performance is an appropriate remedy under the circumstances, or (ii) to terminate this Agreement and receive the return of its deposit together with the interest thereon, and Landlord shall have the obligation to pay to Tenant the Termination Payment under Section 2.1.

(b) If Tenant defaults in its obligation to purchase the Option Property in accordance with the terms hereof (i) the Purchase Option shall thereupon expire without any further notice from Landlord and be of no further force or effect, (ii) Landlord's sole remedy against Tenant by reason thereof shall be to retain any deposit together with interest thereon as liquidated damages, the parties acknowledging that actual damages would be difficult or impossible to ascertain, and (iii) the Lease shall expire and terminate in accordance with Article 2 and Landlord shall have no obligation to make any payment under Section 2.1.

3.6 Landlord, on the Closing Date, shall convey good and marketable fee simple title to the Option Property to Tenant (or to its designee, provided Tenant so requests at least three (3) business days prior to the Closing Date) by special warranty deed, and bill of sale in the case of equipment, subject only to the Lease, the rights of subtenants under the Lease and to those matters shown on Schedule A hereto and to any lien or encumbrance created or caused by Tenant or created by Landlord at the request of Tenant (collectively, "Permitted Encumbrances"). Transfer taxes shall be divided equally. Landlord and Tenant each agrees to indemnify and hold harmless from and against any loss or liability including, but not limited to reasonable attorney's fees, resulting from a failure to pay any tax for which it is responsible. Landlord and Tenant shall each complete such tax filings as may be required and shall furnish such other documentation as may be reasonably required to consummate the sale.

3.7 Landlord shall be obligated to cure any title defects other than Permitted Encumbrances, by the use of sales proceeds for such purpose or otherwise, on or prior to the Closing Date. In the event Landlord is unable to cure such defects, Tenant shall have the option, but not the obligation to waive any such defects and purchase the Option Property subject to such

1-PH/2106480.2

title defects without abatement of the purchase price. In the event that a condemnation of a material part of the Option Property occurs between the exercise of the Purchase Option and the Closing Date, Tenant shall have the option to rescind its exercise of the Purchase Option, and in such event the Purchase Option shall expire and be of no further force and effect and the Lease shall remain in full force and effect. The Purchase Option is coupled with the Lease and is non-transferable, except (1) to the assignee under a permitted assignment by Tenant of its interest under the Lease or (2) as provided in the last sentence of this Section 3.7. If the Purchase Option shall not have otherwise expired it shall expire and be of no further force and effect upon the expiration or earlier termination of the Lease. At the closing of the purchase, Tenant may designate a Person other than Tenant to take title to the Option Property.

3.8 The FMV is to be considered as of the Termination Date. The Building is to be considered as already occupied by a purchaser and suitable for the use of the purchaser (but consideration not to be given to the rental amount being paid under the Lease), and shall be determined by agreement of Landlord and Tenant as hereinabove provided, or in the absence of agreement, by the appraisal procedure in Section 3.9 below.

3.9 Either party may initiate the appraisal process by giving written notice to that effect to the other party and shall in such notice appoint a disinterested person of recognized competence in real estate appraisals as appraiser on its behalf. Within fifteen (15) days thereafter, the other party shall by written notice to the original party appoint a second disinterested person of recognized competence in real estate appraisals as appraiser on its behalf. Within thirty (30) days thereafter the parties shall simultaneously exchange appraisals and, if the greater appraisal is less than 10% greater than the lesser appraisal, the determined figure shall be the average of the two appraisals. If not, the appraisers thus appointed shall appoint a third disinterested person of recognized competence in real estate appraisals, such third appraiser shall prepare a third appraisal within thirty (30) days of appointment, and the determined figure shall be the average of the third appraiser's determination and the next closest appraisal; provided, however, that if the two appraisers appointed by the parties shall be unable to agree, within fifteen (15) days after the appointment of the second appraiser, upon the appointment of a third appraiser, they shall give written notice of such failure to agree to the parties, and, if the parties fail to agree upon the selection of such third appraiser within fifteen (15) days after the appraisers appointed by the parties give notice as aforesaid, then within ten (10) days thereafter, either of the parties upon written notice to the other party hereto may request such appointment by a court having jurisdiction. Landlord and Tenant shall each be entitled to present evidence and argument to the appraisers. In the event any appraiser selected in accordance with this Section 3.9 shall be unable or unwilling to act, because of death, sickness or other cause, a replacement for such appraiser shall be appointed within fifteen (15) days after such event in the same manner, and by the same party as provided in this Section 3.9 for the appointment of the original appraiser so unable or unwilling to act. Each party shall pay the fees and expenses of the appraiser appointed by such party and one-half of the other expenses (including the fees and expenses of the third appraiser) properly incurred hereunder.

ARTICLE 4

NOTICE

4.1 All notices that are required or permitted hereunder shall be in writing and shall be delivered (a) personally or (b) by "next day" courier service, addressed as follows:

To Landlord:

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Norwell Land Company
One Stamford Forum
Stamford, Connecticut 06901

Attn: General Counsel

To Tenant:

Attn: Christopher J. Davis

with a copy to:

Safeguard Scientifics, Inc.
800 The Safeguard Building
435 Devon Park Drive
Wayne, Pennsylvania 19087

Attn: Christopher J. Davis

or elsewhere, as the respective parties may from time to time designate in writing. All notices shall be deemed given when received.

ARTICLE 5

APPLICABLE LAW AND CONSTRUCTION OF PROVISIONS

This Agreement shall be governed by and construed under the laws of the State of New Jersey. The captions used in this Agreement are for convenience only and do not in any way modify, limit or amplify the terms and provisions hereof. The language in all parts of this Agreement shall in all cases be construed according to its fair meaning and not strictly for or against either Landlord or Tenant, and the construction of this Agreement and any of its various provisions shall be unaffected by any argument or claim, whether or not justified, that it has been prepared, wholly or in substantial part, by or on behalf of either Landlord or Tenant.

ARTICLE 6

SEVERABILITY

Any provision of this Agreement that proves to be invalid, void or illegal shall in no way affect, impair, or invalidate any other provision(s) hereof, and such other provision(s) shall remain in full force and effect.

ARTICLE 7

AUTHORITY

Each individual executing this Agreement hereby represents and warrants that (a) the entity on whose behalf such individual is executing this Agreement is duly formed and validly

1-PH/2106480.2

existing, (b) the entity on whose behalf such individual is executing this Agreement has full right and authority to enter into this Agreement, and (c) such individual is duly authorized to execute this Agreement on behalf of such entity.

ARTICLE 8

COUNTERPARTS

This Agreement may be executed in multiple counterparts, all of which shall constitute one and the same Agreement.

ARTICLE 9

SUCCESSORS

This Agreement shall bind and inure to the benefit of the parties hereto, their respective successors, permitted assignees of the Lease, heirs, executors and administrators, subject to the provisions herein.

ARTICLE 10

WAIVER OF JURY TRIAL

LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER

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AGAINST THE OTHER ON ANY MATTER ARISING OUT OF THIS AGREEMENT.

ARTICLE 11

TIME OF THE ESSENCE

TIME SHALL BE OF THE ESSENCE WITH RESPECT TO ALL DATES AND TIME PERIODS IN THIS AGREEMENT.

ARTICLE 12

MEMORANDUM OF OPTION

Landlord and Tenant shall enter into a short form of this Agreement for the purpose of recording the same, and shall, at Tenant's expense, record the same. The short form agreed upon by the parties is attached as Exhibit A and shall be executed contemporaneously with the execution of this Agreement.

[Signature Page to Termination and Option Agreement]

LANDLORD:

By: Howard R. Udell
Name: HOWARD R. UDELL
Title: Vice President and Assistant Secretary

1-PH/1658895.1

Schedule A

Existing Matters That are Permitted Encumbrances

1. Taxes, charges and assessments: (subject to apportionment at closing)

2. Subject to Right-of-Way Grant to The East Jersey Water Company, now known as Passaic Valley Water Commission as set forth in Deed Book V-16, page 15.

3. Subject to Easement, Right of Way and Reservation as set forth in Deed Book Y-74, page 572.

4. Rights of others in and to any streets, roads, avenues, lanes, highways and/or paths crossing or abutting the premises in question.

5. Rights of others in and to any brooks, streams, drains, ditches and/or water courses abutting or crossing through the premises in question.

Exhibit A

Short Form of Memorandum of Option

This Memorandum of Termination and Option Agreement ("Memorandum"), dated as of December 3, 2004, evidences that a Termination and Option Agreement ("Agreement"), dated as of December 3, 2004, was made and entered into by and between Norwell Land Company, a New York general partnership ("Landlord") and Laureate Pharma, Inc., a Delaware corporation ("Tenant").

The Agreement provides in part that Landlord grants to Tenant an option to purchase the property located at 700 Union Boulevard in Totowa, New Jersey (the "Property") under certain terms and conditions set forth more fully in the Agreement. The Property is further described in Exhibit A attached hereto. The option price payable by Tenant to Landlord for the Property is more particularly set forth in the Agreement. The term of the option granted by Landlord to Tenant commences on December 3, 2004 and expires if Landlord has not exercised the Landlord's Termination Option (as such term is defined in the Agreement) such that the Termination Date (as such term is defined in the Agreement) is on or before December 3, 2013. The Agreement contains no right to extend the term of the option.

The parties have executed this Memorandum as of the day and year first above written.

TENANT:

LAUREATE PHARMA, INC.

By:____________________________
Name:
Title:

LANDLORD:

By:____________________________
Name:
Title

Acknowledgment

State of ________)
) ss.
County of _______)

On this ___ day of ________ in the year 2004 before me, __________________ , a Notary Public of said State, duly commissioned and sworn, personally appeared ______________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as president (or secretary) or on behalf of the corporation therein and acknowledged to me that such corporation executed the same.

In Witness Whereof, I have hereunto set my hand and affixed by official seal the day and year in this certificate first above written.

____
Notary Public

[Notarial Stamp]

Acknowledgment

State of ________)
) ss.
County of _______)

On this ___ day of _________ in the year 2004 before me, __________________ , a Notary Public of said State, duly commissioned and sworn, personally appeared ______________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as president (or secretary) or on behalf of the corporation therein and acknowledged to me that such corporation executed the same.

In Witness Whereof, I have hereunto set my hand and affixed by official seal the day and year in this certificate first above written.

____
Notary Public

[Notarial Stamp]

Exhibit A
to
Memorandum of Termination and Option Agreement

Property Description

BEGINNING at a point lying in the southeasterly right of way line of Union Boulevard, 75 feet in width, where the same is intersected by the southwesterly right of way line of King Road, 50 feet in width and running from the beginning point herein described, thence

1. South 46 degrees 14 minutes 10 seconds East along the southwesterly right of way line of King Road, 800 feet to a point; thence

2. South 43 degrees 45 minutes 50 seconds West, 1126.50 feet to a point; thence

3. North 44 degrees 30 minutes 00 seconds West, 800.37 feet to the aforementioned southeasterly right of way line of Union Boulevard; thence

4. North 43 degrees 45 minutes 50 seconds East along the southeasterly right of way line of Union Boulevard, 1102.25 feet to the point and place of BEGINNING.

AMENDMENT NO. 1 TO TERMINATION AND OPTION AGREEMENT

This AMENDMENT NO. 1 TO TERMINATION AND OPTION AGREEMENT ("Amendment") is made and entered into as of December 30, 2005 by NORWELL LAND COMPANY, a New York general partnership (“Landlord”) and LAUREATE PHARMA, INC. (formerly known as Biopharma Acquisition Company, Inc.), a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Termination and Option Agreement, dated as of December 3, 2004 (the “Agreement”); and

WHEREAS, Landlord and Tenant desire to enter into this Amendment to amend certain portions of the Agreement.

NOW, THEREFORE, in consideration of the mutual premises and promises set forth herein, the parties hereto intending to be legally bound, hereby agree and provide as follows:

1.  Capitalized Terms. Capitalized terms used herein and not defined shall have the meaning ascribed to them in the Agreement.

2.  Amendment to Section 1.3. Section 1.3 of the Agreement is hereby amended and restated in its entirety as follows:

“1.3 "Historical Cost of Goods Sold (HCOGS)" shall mean 150% of the cost of goods sold incurred at the Leased Premises, excluding material costs and idle plant costs, by Tenant under United States generally accepted accounting principals (“GAAP”) for products approved by the FDA plus product produced for clinical trial supplies from its operations at the Leased Premises during the twelve calendar month period immediately preceding the Termination Notice Date.”

3.  Amendment to Section 1.7. Section 1.7 of the Agreement is hereby amended and restated in its entirety as follows:

“1.7 "Projected Cost of Goods Sold (PCOGS)" shall mean 150% of the cost of goods sold projected to be incurred at the Leased Premises, excluding material costs and idle plant costs, by Tenant under GAAP for products approved by the FDA plus product produced for clinical trial supplies from its operations at the Leased Premises during the twelve calendar month period immediately succeeding the Termination Notice Date.”

4.  Amendment to Section 2.1(b). Section 2.1(b) of the Agreement is hereby amended and restated in its entirety as follows:

“2.1(b)  If Tenant's activities at the Leased Premises are not Viable as of the Termination Notice Date, the amount of the Termination Payment shall be an amount equal to all actual, reasonable and customary costs to relocate and reestablish Tenant's operations at the Leased Premises for which Tenant has presented Landlord reasonable supporting documentation including evidence that any relocated equipment will be actively used by Tenant to produce product approved by the FDA plus product produced for clinical trial supplies. Notwithstanding the foregoing, the Termination Payment under this Section 2.1(b) shall in no event exceed the maximum Termination Payment that would be due and payable under Section 2.1(a) if Tenant’s activities were deemed Viable under Section 2.1(c).”

5.  Amendment to Section 2.1(c). Section 2.1(c) of the Agreement is hereby amended and restated in its entirety as follows:

“2.1(c)  Tenant's activities at the Leased Premises will be deemed to be "Viable" if either HCOGS or PCOGS is greater than or equal to $3,000,000. Tenant shall deliver Tenant's calculation of whether its activities at the Leased Premises are Viable (the "Final Viability Data") within thirty (30) days after the Termination Notice Date.”

6.  Effect of Amendment. This Amendment shall be effective as of the date hereof. Except as amended herein, the Agreement shall remain in full force and effect. To the extent of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control. From the date hereof, any reference to the Agreement shall be a reference to the Agreement as amended by this Amendment.

7.  Counterparts. This Amendment may be executed in one or more counterparts (including by facsimile), each of which shall be deemed an original, and all such counterparts shall constitute a single instrument.

[SIGNATURE PAGE FOLLOWS]

2

[Signature Page to Amendment No. 1 to Termination and Option Agreement]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment the day and year first above written.

TENANT: LAUREATE PHARMA, INC.

By:	/s/ Christopher J. Davis
Name: Christopher J. Davis Title: Vice President and Treasurer

LANDLORD: NORWELL LAND COMPANY
By:	Connecticut Avenue Realty Co., Inc., its managing general partner

By:	/s/ Howard R. Udell
Name: Howard R. Udell Title: VP and Assistant Secretary